Exhibit 11

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Variable Series Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to Registration Statement No. 2-74452 of our reports dated February 10, 2000 appearing in the annual reports to shareholders of Merrill Lynch Variable Series Funds, Inc. for the year ended December 31, 1999, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey April 3, 2000